Exhibit 99.1

Bank of America, N.A.

LOAN AGREEMENT

This Agreement dated as of July 21, 2004, is between Bank of America, N.A. (the “Bank’) and Thomas Group, Inc. (the “Borrower”).

1.                                        DEFINITIONS

In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement:

1.1                                  “Borrowing Base” means the sum of:

(a)                                   80% of the balance due on Acceptable Commercial Receivables; and

(b)                                  90% of the balance due on Eligible Prime Government Receivables; and

(c)                                   80% of the balance due on Eligible Sub Contractor or Other Government Receivables; and

(d)                                  the Overadvance Limit.

After calculating the Borrowing Base as provided above, the Bank may deduct such reserves as the Bank may establish from time to time in its reasonable credit judgment, including, without limitation, reserves for rent at leased locations subject to statutory or contractual landlord’s liens, inventory shrinkage, dilution, customs charges, warehousemen’s or bailees’ charges, liabilities to growers of agricultural products which are entitled to lien rights under the federal Perishable Agricultural Commodities Act or any applicable state law, and the amount of estimated maximum exposure, as determined by the Bank from time to time, under any interest rate contracts which the Borrower enters into with the Bank (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

1.2                                  “Acceptable Commercial Receivables” means an account receivable which satisfies the following requirements:

(a)                                   The account has resulted from the sale of goods or the performance of services by the Borrower in the ordinary course of the Borrower’s business and without any further obligation on the part of the Borrower to service, repair, or maintain any such goods sold other than pursuant to any applicable warranty.

(b)                                  There are no conditions which must be satisfied before the Borrower is entitled to receive payment of the account. Accounts arising from COD sales, consignments or guaranteed sales are not acceptable.

(c)                                   The debtor upon the account does not claim any defense to payment of the account, whether well founded or otherwise.

(d)                                  The account is not the obligation of an account debtor who has asserted or may assert any counterclaims or offsets against the Borrower (including offsets for any “contra accounts” owed by the Borrower to the account debtor for goods purchased by the Borrower or for services performed for the Borrower).

(e)                                   The account represents a genuine obligation of the debtor for goods sold to and accepted by the debtor, or for services performed for and accepted by the debtor. To the extent any credit balances exist in favor of the debtor, such credit balances shall be deducted from the account balance.

(f)                                     The account balance does not include the amount of any finance or service charges payable by the account debtor. To the extent any finance charges or service charges are included, such amounts shall be deducted from the account balance.

(g)                                 The Borrower has sent an invoice to the debtor in the amount of the account.

(h)                                  The Borrower is not prohibited by the laws of the state where the account debtor is located from bringing an action in the courts of that state to enforce the debtors obligation to pay the account. The Borrower has taken all appropriate actions to ensure access to the courts of the state where the account debtor is located, including, where necessary, the filing of a Notice of Business Activities Report or other similar filing with the applicable state agency or the qualification by the Borrower as a foreign corporation authorized to transact business in such state.

(i)                                      The account is owned by the Borrower free of any title defects or any liens or interests of others except the security interest in favor of the Bank.

(j)                                      The debtor upon the account is not any of the following:

(i)                                      An employee, affiliate, parent or subsidiary of the Borrower, or an entity which has common officers or directors with the Borrower.

(ii)                                   Any person or entity located in a foreign country.

(k)                                   The account is not in default. An account will be considered in default if any of the following occur:

(i)                                      The account is not paid within ninety (90) days from its invoice date;

(ii)                                   The debtor obligated upon the account suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

(iii)                               Any petition is filed by or against the debtor obligated upon the account under any bankruptcy law or any other law or laws for the relief of debtors.

(I)                                     The account is not the obligation of a debtor who is in default (as defined above) on 25% or more of the accounts upon which such debtor is obligated.

(m)                                The account does not arise from the sale of goods which remain in the Borrower’s possession or under the Borrower’s control.

(n)                                  The account is not evidenced by a promissory note or chattel paper, nor is the account debtor obligated to the Borrower under any other obligation which is evidenced by a promissory note.

In addition to the foregoing limitations, the dollar amount of accounts included as Acceptable Commercial Receivables which are the obligations of a single debtor shall not exceed the concentration limit established for that debtor. To the extent the total of such accounts exceeds a debtor’s concentration limit, the amount of any such excess shall be excluded. The concentration limit for each debtor shall be equal to 25% of the total amount of eligible receivables.

1.3                                 “Eligible Prime Government Receivables” means receivables which have resulted from an amount due and owing directly from the U.S. Government or any department or agency thereof.

1.4                                 “Eligible Sub Contractor or Other Government Receivables” means receivables which have resulted from (a) an amount due owing from account debtors who are prime U.S. Government contractors with confirmed contracts with the U.S. Government or any department or agency thereof; or (b) an amount due and owing directly from any state or local government (excluding the District of Columbia) or any department or agency thereof. The concentration limit on such accounts shall be limited to not more than 50% of total the amount of eligible accounts.

1.5                                 “Credit Limit” means the amount of Five Million Five Hundred Thousand and 00/1 00 Dollars ($5,500,000.00).

1.6                                 Overadvance Limit” means Two Million Two Hundred Thousand and No/100 Dollars ($2,200,000.00) from the date of this Agreement until the close of business on August21, 2004. Beginning on August 22, 2004, and on the 22nd day of each month thereafter until the Facility No. 1 Expiration Date, the term “Overadvance Limit” shall automatically be modified to mean the amount of the Overadvance Limit for the immediately preceding monthly period minus One Hundred Thousand and No/100 Dollars ($100,000.00).

2.                                       FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS

2.1                                 Line of Credit Amount.

(a)                                   During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the “Facility No. 1 Commitment”) is equal to the lesser of (i) the Credit Limit or (ii) the Borrowing Base.

(b)                                  This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c)                                   The Borrower agrees not to permit the principal balance outstanding to exceed the Facility No. 1 Commitment. If the Borrower exceeds this limit, the Borrower will immediately pay the excess to the Bank upon the Bank’s demand.

2.2                                 Availability Period. The line of credit is available between the date of this Agreement and August21, 2006, or such earlier date as the availability may terminate as provided in this Agreement (the “Facility No. 1 Expiration Date”).

The availability period for this line of credit will be considered renewed if and only if the Bank has sent to the Borrower a written notice of renewal effective as of the Facility No. 1 Expiration Date for the line of credit (the “Renewal Notice”). If this line of credit is renewed, it will continue to be subject to all the terms and conditions set forth in this Agreement except as modified by the Renewal Notice. The Borrower specifically understands and agrees that the interest rate applicable to this line of credit may be increased upon renewal and that the new interest rate will apply to the entire outstanding principal balance of the line of credit. If this line of credit is renewed, the term “Expiration Date” shall mean the date set forth in the Renewal Notice as the Expiration Date and the same process for renewal will apply to any subsequent renewal of this line of credit. A renewal fee may be charged at the Bank’s option. If so, the amount will be specified in the Renewal Notice.

2.3           Conditions to Availability of Credit. In addition to the items required to be delivered to the Bank under the paragraph entitled “Financial Information” in the “Covenants” section of this Agreement, the Borrower will promptly deliver the following to the Bank at such times as may be requested by the Bank:

(a)                                   A borrowing certificate, in form and detail satisfactory to the Bank, setting forth the Acceptable Receivables on which the requested extension of credit is to be based.

(b)                                  Copies of the invoices or the record of invoices from the Borrower’s sales journal for such Acceptable Receivables and a listing of the names and addresses of the debtors obligated thereunder.

(c)                                   Copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables.

(d)                                  Copies of the cash receipts journal pertaining to the borrowing certificate.

2.4                                  Repayment Terms.

(a)                                   The Borrower will pay interest on August 21, 2004, and then on the same day of each month thereafter until payment in full of any principal outstanding under this facility. Any amount bearing interest at an optional interest rate (as described below) may be repaid at the end of the applicable interest period, which shall be no later than the Facility No. 1 Expiration Date.

(b)                                  The Borrower will repay in full any principal, interest or other charges outstanding under this facility no later than the Facility No. 1 Expiration Date.

2.5                                  Interest Rate.

a)                                       The interest rate is a rate per year equal to the lesser of (i) the maximum lawful rate of interest permitted under applicable usury laws, now or hereafter enacted (the “Maximum Rate”), or (ii) Bank’s Prime Rate.

(b)                                  The Prime Rate is the rate of interest publicly announced from time to time by the Bank as its Prime Rate. The Prime Rate is set by the Bank based on various factors, including the Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank’s Prime Rate.

2.6 Optional Interest Rates. Instead of the interest rate based on the rate stated in the paragraph entitled “Interest Rate” above, the Borrower may elect the optional interest rates listed below for this Facility No. 1 during interest periods agreed to by the Bank and the Borrower. In no event shall the optional interest rate exceed the Maximum Rate. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a “Portion.” The following optional interest rates are available:

(a)                                   The lesser of (i) the maximum rate of interest permitted under applicable usury laws, now or hereafter enacted (the “Maximum Rate”), or (ii) the LIBOR Rate plus 2.5 percentage point(s).

3.                                        OPTIONAL INTEREST RATES

3.1 Optional Rates. Each optional interest rate is a rate per year. Interest will be paid at the end of each interest period. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs. At the end of each interest period, the interest rate will revert to the rate stated in the paragraph(s) entitled “Interest Rate” above, unless the Borrower has designated another optional interest rate for the Portion.

3.2 LIBOR Rate. The election of LIBOR Rates shall be subject to the following terms and requirements:

(a)                                   The interest period during which the LIBOR Rate will be in effect will be one month, two months or three months. The first day of the interest period must be a day other than a Saturday or a Sunday on which the Bank is open for business in New York and London and dealing in offshore dollars (a “LIBOR Banking Day”). The last day of the interest period and the actual number of days during the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b)                                  Each LIBOR Rate portion will be for an amount not less than One Hundred Thousand and 00/100 Dollars ($100,000.00).

(c)                                   The “LIBOR Rate” means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

LIBOR Rate = London Inter-Bank Offered Rate

(1.00 - Reserve Percentage)

Where,

(i)                                      “London Inter-Bank Offered Rate” means the average per annum interest rate at which U.S. dollar deposits would be offered for the applicable interest period by major banks in the London inter-bank market, as shown on the Telerate Page 3750 (or any successor page) at approximately 11:00a.m. London time two (2) London Banking Days before the commencement of the interest period. If such rate does not appear on the Telerate Page 3750 (or any successor page), the rate for that interest period will be determined by such alternate method as reasonably selected by the Bank. A “London Banking Day” is a day on which the Bank’s London Banking Center is open for business and dealing in offshore dollars.

(ii)                                   “Reserve Percentage” means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d)                                  The Borrower shall irrevocably request a LIBOR Rate Portion no later than 12:00 noon Central time on the LIBOR Banking Day preceding the day on which the London Inter-Bank Offered Rate will be set, as specified above. For example, if there are no intervening holidays or weekend days in any of the relevant location~, the request must be made at least three days before the LIBOR Rate takes effect.

(e)                                   The Bank will have no obligation to accept an election for a LIBOR Rate Portion if any if the following described events has occurred and is continuing:

(i)                                      Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate Portion are not available in the London inter-bank market; or

(ii)                                   The LIBOR Rate does not accurately reflect the cost of a LIBOR Rate Portion.

(f)                                     Each prepayment of a LIBOR Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A “prepayment” is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement.

(g)                                  The prepayment fee shall be in an amount sufficient to compensate the Bank for any loss, cost or expense incurred by it as a result of the prepayment, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Portion or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Bank in connection with the foregoing. For purposes of this paragraph, the Bank shall be deemed to have funded each Portion by a matching deposit or other borrowing in the applicable interbank market, whether or not such Portion was in fact so funded.

4.                                        COLLATERAL

4.1 Personal Property. The personal property listed below now owned or owned in the future by the parties listed below will secure the Borrower’s obligations to the Bank under this Agreement. The collateral is further defined in security 3greement(s) executed by the owners of the collateral. In addition, all personal property collateral owned by the Borrower securing this Agreement shall also secure all other present and future obligations of the Borrower to the Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless the Borrower has otherwise agreed in writing or received written notice thereof). All personal property collateral securing any other present or future obligations of the Borrower to the Bank shall also secure this Agreement.

(a) Equipment and fixtures owned by the Borrower.

(b) Inventory owned by the Borrower.

(c) Receivables owned by the Borrower.

(d) Patents, trademarks and other general intangibles owned by the Borrower.

5. FEES AND EXPENSES

5.1 Fees.

(a)                                   Loan Fee. The Borrower agrees to pay a loan fee in the amount of Fifty Five Thousand and No/100 Dollars ($55,000.00). This fee is due on the date of this Agreement.

(b)                                  Unused Commitment Fee. The Borrower agrees to pay a fee on any difference between the Facility No. 1 Commitment and the amount of credit it actually uses, determined by the average of the daily amount of credit outstanding during the specified period. The fee will be calculated at 0.375% per year.

This fee is due on October 21, 2004, and on the same day of each following quarter until the expiration of the availability period.

(c)                                   Late Fee. To the extent permitted by law, the Borrower agrees to pay a late fee in an amount not to exceed four percent (4%) of any payment that is more than fifteen (15) days late. The imposition and payment of a late fee shall not constitute a waiver of the Bank’s rights with respect to the default.

5.2                                  Expenses. The Borrower agrees to immediately repay the Bank for expenses that include, but are not limited to, filing, legal fees, recording and search fees, appraisal fees, title report fees, and documentation fees. Bank will make a reasonable effort to notify Borrower in advance if such expenses are estimated to exceed Seven Thousand and No/100 Dollars ($7,500.00).

5.3                                  Reimbursement Costs.

(a)                                   The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys’ fees, including any allocated costs of the Bank’s in-house counsel to the extent permitted by applicable law.

(b)                                  The Borrower agrees to reimburse the Bank for the cost of periodic field examinations of the Borrower’s books, records and collateral, and appraisals of the collateral, at such intervals as the Bank may reasonably require. The actions described in this paragraph may be performed by employees of the Bank or by independent appraisers. It is contemplated that that field examinations shall be performed on an annual basis, but Bank reserves the right to perform such field examinations on an interim basis after giving advance notice to Borrower.

5.4 No Excess Fees. Notwithstanding anything to the contrary in this Section 5, in no event shall any sum payable under this Section 5 (to the extent, if any, constituting interest under applicable laws), together with all other amounts constituting interest under applicable laws and payable in connection with the credit evidenced hereby, exceed the amount of interest computed at the Maximum Rate.

6. DISBURSEMENTS, PAYMENTS AND COSTS

6.1                                 Disbursements and Payments.

(a)                                   Each payment by the Borrower will be made in U.S. Dollars and immediately available funds by direct debit to a deposit account as specified below or, for payments not required to be made by direct debit, by mail to the address shown on the Borrower’s statement or at one of the Bank’s banking centers in the United States.

(b)                                  Each disbursement by the Bank and each payment by the Borrower will be evidenced by records kept by the Bank. In addition, the Bank may, at its discretion, require the Borrower to sign one or more promissory notes.

6.2                                  Telephone and Telefax Authorization.

(a)                                   The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given, or purported to be given, by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b)                                  Advances will be deposited in and repayments will be withdrawn from account number                                        owned by the Borrower or such other of the Borrower’s accounts with the Bank as designated in writing by the Borrower.

(c)                                   The Borrower will indemnify and hold the Bank harmless from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions the Bank reasonably believes are made by any individual authorized by the Borrower to give such instructions. This paragraph will survive this Agreement’s termination, and will benefit the Bank and its officers, employees, and agents.

6.3                                  Direct Debit (Pre-Billing).

(a)                                   The Borrower agrees that the Bank will debit deposit account number                                    owned by the Borrower or such other of the Borrower’s accounts with the Bank as designated in writing by the Borrower (the “Designated Account”) on the date each payment of principal and interest and any fees from the Borrower becomes due (the “Due Date”).

(b)                                  Prior to each Due Date, the Bank will mail to the Borrower a statement of the amounts that will be due on that Due Date (the “Billed Amount”). The bill will be mailed a specified number of calendar days prior to the Due Date, which number of days Will be mutually agreed from time to time by the Bank and the Borrower. The calculations in the bill will be made on the assumption that no new extensions of credit or payments will be made between the date of the billing statement and the Due Date, and that there will be no changes in the applicable interest rate.

(c)                                   The Bank will debit the Designated Account for the Billed Amount, regardless of the actual amount due on that date (the “Accrued Amount”). If the Billed Amount debited to the Designated Account differs from the Accrued Amount, the discrepancy will be treated as follows:

(i)                                      If the Billed Amount is less than the Accrued Amount, the Billed Amount for the following Due Date will be increased by the amount of the discrepancy. The Borrower will not be in default by reason of any such discrepancy.

(ii)                                   If the Billed Amount is more than the Accrued Amount, the Billed Amount for the following Due Date will be decreased by the amount of the discrepancy.

Regardless of any such discrepancy, interest will continue to accrue based on the actual amount of principal outstanding without compounding. The Bank will not pay the Borrower interest on any overpayment.

(d)                                  The Borrower will maintain sufficient funds in the Designated Account to cover each debit. If there are insufficient funds in the Designated Account on the date the Bank enters any debit authorized by this Agreement, the Bank may reverse the debit.

(e)                                   The Borrower may terminate this direct debit arrangement at any time by sending written notice to the Bank at the address specified at the end of this Agreement. If the Borrower terminates this arrangement, then the principal amount outstanding under this Agreement will at the option of the Bank bear interest at a rate per annum which is the lesser of (i) the Maximum Rate or (ii) 0.5 percentage point(s) higher than the rate of interest otherwise provided under this Agreement.

6.4 Banking Days. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday, Sunday or other day on which commercial banks are authorized to close, or are in fact closed, in the state where the Bank’s lending office is located, and, if such day relates to amounts bearing interest at an offshore rate (if any), means any such day on which dealings in dollar deposits are conducted among banks in the offshore dollar interbank market. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

6.5 Interest Calculation. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid.

6.6 Default Rate. Upon the occurrence of any default under this Agreement, all amounts outstanding under this Agreement, including any interest, fees, or costs which are not paid when due, will at the option of the Bank bear interest at a rate which is the lesser of (i) the Maximum Rate or (ii) 6.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest. This will not constitute a waiver of any default.

6.7                                  Overdrafts. At the Bank’s sole option in each instance, the Bank may do one of the following:

(a)                                   The Bank may make advances under this Agreement to prevent or cover an overdraft on any account of the Borrower with the Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the interest rate described in this Agreement. The Bank may make such advances even if the advances may cause any credit limit under this Agreement to be exceeded.

(b)                                  The Bank may reduce the amount of credit otherwise available under this Agreement by the amount of any overdraft on any account of the Borrower with the Bank.

This paragraph shall not be deemed to authorize the Borrower to create overdrafts on any of the Borrower’s accounts with the Bank.

6.8 Payments in Kind. If the Bank requires delivery in kind of the proceeds of collection of the Borrower’s accounts receivable, such proceeds shall be credited to interest, principal, and other sums owed to the Bank under this Agreement in the order and proportion determined by the Bank in its sole discretion. All such credits will be conditioned upon collection and any returned items may, at the Bank’s option, be charged to the Borrower.

7.                                       CONDITIONS

Before the Bank is required to extend any credit to the Borrower under this Agreement, it must receive any documents and other items it may reasonably require, in form and content acceptable to the Bank, including any items specifically listed below.

7.1 Authorizations. If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Agreement and any instrument or agreement required under this

Agreement have been duly authorized.

7.2 Governing Documents. If required by the Bank, a copy of the Borrower’s organizational documents.

7.3 Security Agreements. Signed original security agreements covering the personal property collateral which the Bank requires.

7.4 Perfection and Evidence of Priority. Evidence that the security interests and liens in favor of the Bank are valid, enforceable, properly perfected in a manner acceptable to the Bank and prior to all others’ rights and interests, except those the Bank consents to in writing. All title documents for motor vehicles which are part of the collateral must show the Bank’s interest.

7.5 Payment of Fees. Payment of all fees and other amounts due and owing to the Bank, including without limitation payment of all accrued and unpaid expenses incurred by the Bank as required by the paragraph entitled “Reimbursement Costs.”

7.6 Good Standing. Certificates of good standing for the Borrower from its state of formation and from any other state in which the Borrower is required to qualify to conduct its business.

7.7 Subordination Agreements. Subordination agreements in favor of the Bank signed by John T. Chain.

7.8 Insurance. Evidence of insurance coverage, as required in the “Covenants” section of this Agreement.

8. REPRESENTATIONS AND WARRANTIES

When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewal of these representations and warranties as of the date of the request:

8.1 Formation, If the Borrower is anything other than a natural person, it is duly formed and existing under the laws of the state or other jurisdiction where organized.

8.2 Authorization, This Agreement, and any instrument or agreement required hereunder, are within the Borrower’s powers, have been duly authorized, and do not conflict with any of its organizational papers.

8.3 Enforceable Agreement. This Agreement is a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding and enforceable.

8.4 Good Standing. In each state in which the Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

8.5 No Conflicts. This Agreement does not conflict with any law, agreement, or obligation by which the Borrower is bound.

8.6 Financial Information. All financial and other information that has been or will be supplied to the Bank is sufficiently complete to give the Bank accurate knowledge of the Borrower’s (and any guarantor’s) financial condition, including all material contingent liabilities. Since the date of the most recent financial statement provided to the Bank, there has been no material adverse change in the business condition (financial or otherwise), operations, properties or prospects of the Borrower (or any guarantor). If the Borrower is comprised of the trustees of a trust, the foregoing representations shall also pertain to the trustor(s) of the trust.

8.7 Lawsuits. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower which, if lost, would impair the Borrower’s financial condition or ability to repay the loan, except as have been disclosed in writing to4he Bank.

8.8 Collateral. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others, except those which have been approved by the Bank in writing.

8.9 Permits. Franchises. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights, copyrights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

8.10 Other Obligations. The Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation, except as have been disclosed in writing to the Bank.

8.11 Tax Matters. The Borrower has no knowledge of any pending assessments or adjustments of its income tax for any year and all taxes due have been paid, except as have been disclosed in writing to the Bank.

8.12 No Event of Default. There is no event which is, or with notice or lapse of time or both would be, a default under this Agreement.

8.13 Insurance. The Borrower has obtained, and maintained in effect, the insurance coverage required in the “Covenants” section of this Agreement.

9. COVENANTS

The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

9.1 Financial Information. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

(a)                                   Within one hundred twenty (120) days of the fiscal year end, the annual financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements must be audited (with an opinion satisfactory to the Bank) by a Certified Public Accountant acceptable to the Bank. The statements shall be prepared on a consolidated basis.

(b)                                  Within forty five (45) days of the period’s end (including the last period in each fiscal year), quarterly financial statements of the Borrower, certified and dated by an authorized financial officer. These financial statements may be company-prepared. The statements shall be prepared on a consolidated basis.

(c)                                   Within forty five (45) days of the end of each quarter, a compliance certificate of the Borrower signed by an authorized financial officer, and setting forth (i) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

(d)                                  A borrowing certificate setting forth the amount of Acceptable Receivables as of the last day of each month within thirty (30) days after month end and, upon the Bank’s request, copies of the invoices or the record of invoices from the Borrower’s sales journal for such Acceptable Receivables, copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Acceptable Receivables, and copies of the cash receipts journal pertaining to the borrowing certificate.

(e)                                  A detailed aging of the Borrower’s receivables by invoice or a summary aging by account debtor, as specified by the Bank, within thirty (30) days after the end of each month.

(f)                                    A summary aging by vendor of accounts payable within thirty (30) days after the end of each month.

(g)                                  If the Bank requires the Borrower to deliver the proceeds of accounts receivable to the Bank upon collection by the Borrower, a schedule of the amounts so collected and delivered to the Bank.

(h)                                  Promptly upon the Bank’s request, such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower and as to each guarantor of the Borrower’s obligations to the Bank as the Bank may request.

9.2 Debt Service Coverage Ratio. Beginning with the financial statement dated September 30, 2004, to maintain on a consolidated basis a Debt Service Coverage Ratio of at least 1.25:1.00.

“Debt Service Coverage Ratio” means the ratio of Cash Flow to the sum of the current portion of long-term debt and the current portion of capitalized lease obligations, plus interest expense on all obligations.

“Cash Flow” is defined as (a) net income, before income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion, and amortization, (d) plus interest expense on all obligations, (e) minus cash taxes, and (f) minus maintenance capital expenditures. This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the three-month period ending with that reporting period through 12/31/04, thereafter the ratio will be calculated using the results of the twelve-month period ending with that reporting period. Actual principal paid on debt and capitalized lease payments paid and the required reduction in the overadvance limit will include those paid or reduced in the 3 months prior to the current financial statement through 12/31/04, and those paid or reduced in the 12 months prior to the current financial statement, thereafter.

9.3 Funded Debt to EBITDA Ratio. To maintain on a consolidated basis a ratio of Funded Debt to EBITDA not exceeding the ratios indicated for each period specified below:

Period	Ratios

From the date of this Agreement through December 31, 2004	2.5:1.0

From January 1,2005 and thereafter	1.75:1.0

“Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, less the non-current portion of Subordinated Liabilities.

“EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization.

This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Bank in a manner acceptable to the Bank in its sole discretion.

9.4 Capital Expenditures. Not to spend or incur obligations (including the total amount of any capital leases) to acquire fixed assets for more than Five Hundred Thousand and 00/1 00 Dollars ($500,000.00) in any single fiscal year on a consolidated basis.

1.5 Bank as Principal Depository. To maintain the Bank as its principal depository bank, including for the maintenance of business, cash management, operating and administrative deposit accounts.

9.6 Other Debts. Not to have outstanding or incur any direct or contingent liabilities or lease obligations (other than those to the Bank), or become liable for the liabilities of others, without the Bank’s written consent. This does not prohibit:

(a)                                   Acquiring goods, supplies, or merchandise on normal trade credit.

(b)                                  Endorsing negotiable instruments received in the usual course of business.

(c)                                   Obtaining surety bonds in the usual course of business.

(d)                                  Liabilities, lines of credit and leases in existence on the date of this Agreement disclosed in writing to the Bank.

(e)                                   Additional debts and lease obligations for the acquisition of fixed assets, to the extent permitted elsewhere in this Agreement.

9.7                                  Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the

Borrower now or later owns, except:

(a)                                   Liens and security interests in favor of the Bank.

(b)                                  Liens for taxes not yet due.

(c)                                   Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(d)                                  Additional purchase money security interests in assets acquired after the date of this Agreement.

9.8                                  Maintenance of Assets.

(a)                                   Not to sell, assign, lease, transfer or otherwise dispose of any part of the Borrower’s business or the Borrower’s assets except in the ordinary course of the Borrower’s business.

(b)                                  Not to sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

(c)                                   Not to enter into any sale and leaseback agreement covering any of its fixed assets.

(d)                                  To maintain and preserve all rights, privileges, and franchises the Borrower now has.

(e)                                   To make any repairs, renewals, or replacements to keep the Borrower’s properties in good working condition.

9.9                                  Investments. Not to have any existing, or make any new, investments in any individual or entity, or make any capital contributions or other transfers of assets to any individual or entity, except for:

(a)                                   Existing investments disclosed to the Bank in writing.

(b)                                  Investments in the Borrower’s current subsidiaries.

(c)                                   Investments in any of the following:

(i)                                      certificates of deposit;

(ii)                                   U.S. treasury bills and other obligations of the federal government;

(iii)                                readily marketable securities (including commercial paper, but excluding restricted stock and stock subject to the provisions of Rule 144 of the Securities and Exchange Commission).

9.10 Loans. Not to make an~ loans, advances or other extensions of credit to any individual or entity, except for:

(a)                                   Existing extensions of credit disclosed to the Bank in writing.

(b)                                  Extensions of credit to the Borrower’s current subsidiaries.

(c)                                   Extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business to non-affiliated entities.

9.11 Change of Ownership. Not to cause, permit, or suffer any change in capital ownership such that there is a material change, as determined by the Bank in its sole discretion in the direct or indirect capital ownership of the Borrower.

9.12 Additional Negative Covenants. Not to, without the Bank’s written consent:

(a)                                   Enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

(b)                                  Acquire or purchase a business or its assets.

(c)                                   Engage in any business activities substantially different from the Borrower’s present business.

(d)                                  Liquidate or dissolve the Borrower’s business.

9.13                            Notices to Bank. To promptly notify the Bank in writing of:

(a)                                   Any lawsuit over Two Hundred Fifty Thousand and 00/1 00 Dollars ($250,000.00) against the Borrower (or any guarantor or, if the Borrower is comprised of the trustees of a trust, any trustor).

(b)                                  Any substantial dispute between any governmental authority and the Borrower (or any guarantor or, if the Borrower is comprised of the trustees of a trust, any trustor).

(c)                                   Any event of default under this Agreement, or any event which, with notice or lapse of time or both, would constitute an event of default.

(d)                                  Any material adverse change in the Borrower’s (or any guarantor’s, or, if the Borrower is comprised of the trustees of a trust, any trustor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e)                                   Any change in the Borrower’s name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

(f)                                     Any actual contingent liabilities of the Borrower (or any guarantor or, if the Borrower is comprised of the trustees of a trust, any trustor), and any such contingent liabilities which are reasonably foreseeable, where such liabilities are in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate.

9.14 Insurance.

(a)                                   General Business Insurance. To maintain insurance as is usual for the business it is in.

9.15 Compliance with Laws. To comply with the laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower’s business.

3.16 ERISA Plans. Promptly during each year, to pay and cause any subsidiaries to pay contributions adequate to meet at least the minimum funding standards under ERISA with respect to each and every Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify the Bank within ten (10) days of the occurrence of any Reportable Event that might constitute grounds for termination of any capital Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Capitalized terms in this paragraph shall have the meanings defined within ERISA.

9.17 Books and Records. To maintain adequate books and records.

9.18 Audits. To allow the Bank and its agents to inspect the Borrower’s properties and examine, audit, and make copies of books and records at any reasonable time. If any of the Borrower’s properties, books or records are in the possession of a third party, the Borrower authorizes that third party to permit the Bank or its agents to have access to perform inspections or audits and to respond to the Bank’s requests for information concerning such properties, books and records.

9.19 Perfection of Liens. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

9.20 Cooperation. To take any action reasonably requested by the Bank to carry out the intent of this Agreement.

10. DEFAULT AND REMEDIES

If any of the following events of default occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If an event which, with notice or the passage of time, will constitute an event of default has occurred and is continuing, the Bank has no obligation to make advances or extend additional credit under this Agreement. In addition, if any event of default occurs, the Bank shall have all rights, powers and remedies available under any instruments and agreements required by or executed in connection with this Agreement, as well as all rights and remedies available at law or in equity. If an event of default occurs under the paragraph entitled “Bankruptcy,” below, with respect to the Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

10.1 Failure to Pay. The Borrower fails to make a payment under this Agreement when due.

10.2 Other Bank Agreements. Any default occurs under any other agreement the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has with the Bank or any affiliate of the Bank. For purposes of this Agreement, “Obligor” shall mean any guarantor, any party pledging collateral to the Bank, or, if the Borrower is comprised of the trustees of a trust, any trustor.

10.3 Cross-default. Any default occurs under any agreement in connection with any credit the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has obtained from anyone else or which the Borrower (or any Obligor) or any of the Borrower’s related entities or affiliates has guaranteed.

10.4 False Information. The Borrower or any Obligor has given the Bank false or misleading information or representations.

10.5 Bankruptcy. The Borrower, any Obligor, or any general partner of the Borrower or of any Obligor files a bankruptcy petition, a bankruptcy petition is filed against any of the foregoing parties, or the Borrower, any Obligor, or any general partner of the Borrower or of any Obligor makes a general assignment for the benefit of creditors.

10.6 Receivers. A receiver or similar official is appointed for a substantial portion of the Borrower’s or any Obligor’s business, or the business is terminated, or, if any Obligor is anything other than a natural person, such Obligor is liquidated or dissolved.

10.7 Lien Priority. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this Agreement (or any guaranty).

10.8 Judgments. Any judgments or arbitration awards are entered against the Borrower or any Obligor, or the Borrower or any Obligor enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Two Hundred Fifty Thousand and 00/1 00 Dollars ($250,000.00) or more in excess of any insurance coverage.

10.9 Material Adverse Chance. A material adverse change occurs, or is reasonably likely to occur, in the Borrower’s (or any Obligor’s) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

10.10 Government Action. Any government authority takes action that the Bank believes materially adversely affects the Borrower’s or any Obligor’s financial condition or ability to repay.

10.11 Default under Related Documents. Any default occurs under any guaranty, subordination agreement, security agreement, deed of trust, mortgage, or other document required by or delivered in connection with this Agreement or any such document is no longer in effect, or any guarantor purports to revoke or disavow the guaranty.

10.12 ERISA Plans. Any one or more of the following events occurs with respect to a Plan of the Borrower subject to Title IV of ERISA, provided such event or events could reasonably be expected, in the judgment of the Bank, to subject the Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of the Borrower:

(a)                                   A reportable event shall occur under Section 4043(c) of ERISA with respect to a Plan.

(b)                                  Any Plan termination (or commencement of proceedings to terminate a Plan) or the full or partial withdrawal from a Plan by the Borrower or any ERISA Affiliate.

10.13 Other Breach Under Agreement. A default occurs under any other term or condition of this Agreement not specifically referred to in this Article. This includes any failure or anticipated failure by the Borrower (or any other party named in the Covenants section) to comply with the financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank. If, in the Bank’s opinion, the breach is capable of being remedied, the breach will not be considered an event of default under this Agreement if, within a period of thirty (30) days after the date on which the Bank gives written notice of the breach to the Borrower, such breach has been cured.

11. ENFORCING THIS AGREEMENT; MISCELLANEOUS

11.1                            GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

11.2 Texas Law. This Agreement is governed by Texas state law. It is the intention of the parties to comply with applicable usury laws. The parties agree that the total amount of interest contracted for, charged, collected or received by the Bank under this Agreement shall not exceed the Maximum Rate. To the extent, if any, that Chapter 303 of the Texas Finance Code (the “Code”) is relevant to the Bank for purposes of determining the Maximum Rate, the parties elect to determine the Maximum Rate under the Code pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in § 303.001-303.016 of the Code; subject, however, to any right the Bank subsequently may have under applicable law to change the method of determining the Maximum Rate. Notwithstanding any contrary provisions contained herein, (a) the Maximum Rate shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; (b) in determining whether the interest hereunder exceeds interest at the Maximum Rate, the total amount of interest shall be spread throughout the entire term of this Agreement until its payment in full; (c) if at any time the interest rate chargeable under this Agreement would exceed the Maximum Rate, thereby causing the interest payable under this Agreement to be limited to the Maximum Rate, then any subsequent reductions in the interest rate(s) shall not reduce the rate of interest charged under this Agreement below the Maximum Rate until the total amount of interest accrued from and after the date of this Agreement equals the amount of interest which would have accrued if the interest rate(s) had at all times been in effect; (d) if the Bank ever charges or receives anything of value which is deemed to be interest under applicable Texas law, and if the occurrence of any event, including acceleration of maturity of obligations owing to the Bank, should cause such interest to exceed the maximum lawful amount, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance under this Agreement or any other indebtedness owed to the Bank by the Borrower, and if this Agreement and such other indebtedness are paid in full, any remaining excess shall be paid to the Borrower; and (e) Chapter 346 of the Code shall not be applicable to this Agreement or the indebtedness outstanding hereunder.

11.3 Successors and Assigns. This Agreement is binding on the Borrower’s and the Bank’s successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank’s prior consent. The Bank may sell participations in or assign this loan, and may exchange financial information about the Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against the Borrower.

11.4                            Arbitration and Waiver of Jury Trial

(a)                                   This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this arbitration provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)                                  At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the ‘Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c)                                   Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof (“JAMS”), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

(d)                                  The arbitration shall be administered by JAMS and conducted, unless otherwise required bylaw, in any U. S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

(e)                                   The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)                                     This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)                                  The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)                                  By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this agreement.

11.5 Severability: Waivers. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

11.6 Attorneys’ Fees. The Borrower shall reimburse the Bank for any reasonable costs and attorneys’ fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and in connection with any amendment, waiver, “workout” or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys’ fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys’ fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, “attorneys’ fees” includes the allocated costs of the Bank’s in-house counsel.

11.7 One Agreement. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a)                                   represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

(b)                                  replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c)                                   are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail. Any reference in any related document to a “promissory note” or a “note” executed by the Borrower and dated as of the date of this Agreement shall be deemed to refer to this Agreement, as now in effect or as hereafter amended, renewed, or restated.

11 .8 Disposition of Schedules and Reports. The Bank will not be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by the Borrower. The Bank will destroy or otherwise dispose of such materials at such time as the Bank, in its discretion, deems appropriate.

11.9 Returned Merchandise. Until the Bank exercises its rights to collect the accounts receivable as provided under any security agreement required under this Agreement, the Borrower may continue its present policies for returned merchandise and adjustments. Credit adjustments with respect to returned merchandise shall be made immediately upon receipt of the merchandise by the Borrower or upon such other disposition of the merchandise by the debtor in accordance with the Borrower’s instructions. If a credit adjustment is made with respect to any Acceptable Receivable, the amount of such adjustment shall no longer be included in the amount of such Acceptable Receivable in computing the Borrowing Base.

11.10 Verification of Receivables. The Bank may at anytime, either orally or in writing, request confirmation from any debtor of the current amount and status of the accounts receivable upon which such debtor is obligated.

11.11 Waiver of Confidentiality. The Borrower authorizes the Bank to discuss the Borrower’s financial affairs and business operations with any accountants, auditors, business consultants, or other professional advisors employed by the Borrower, and authorizes such parties to disclose to the Bank such financial and business information or reports (including management letters) concerning the Borrower as the Bank may request.

11.12 Indemnification. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of (a) this Agreement or any document required hereunder, (b) any credit extended or committed by the Bank to the Borrower hereunder, (c) any claim, whether well-founded or otherwise, that there has been a failure to comply with any law regulating the Borrower’s sales or leases to or performance of services for debtors obligated upon the Borrower’s accounts receivable and disclosures in connection therewith, and (d) any litigation or proceeding related to or arising out of this Agreement, any such document, any such credit, or any such claim. This indemnity includes but is not limited to attorneys’ fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This indemnity will survive repayment of the Borrower’s obligations to the Bank. All sums due to the Bank hereunder shall be obligations of the Borrower, due and payable immediately without demand.

11.13 Notices. Unless otherwise provided in this Agreement or in another agreement between the Bank and the Borrower, all notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Agreement, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as the Bank and the Borrower may specify from time to time in writing. Notices and other communications shall be effective (i) if mailed, upon the earlier of receipt or five (6) days after deposit in the U.S. mail, first class, postage prepaid, (ii) if telecopied, when transmitted, or (iii) if hand-delivered, by courier or otherwise (including telegram, lettergram or mailgram), when delivered.

11.14 Headings. Article and paragraph headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

11.15 Counterparts. This Agreement maybe executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

11.16                      Notice of Final Agreement. THIS WRITTEN LOAN AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Agreement is executed as of the date stated at the top of the first page.

Borrower: Thomas Group, Inc.	Bank: Bank of America, N.A.

/s/ James T. Taylor	/s/ Timothy R. Leach,
James T. Taylor	Timothy R. Leach
Chief Executive Officer, President	Senior Vice President of Bank of America, N.A.